EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2018 RESULTS
~Reports Record Services Revenue~

ST. LOUIS (Nov. 1, 2018) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended September 30, 2018.

Financial Highlights

For the quarter ended September 30, 2018:

•	Services revenue increased 5% to $122.9 million from $117.4 million in the third quarter of 2017;

•	Total revenue increased to $123.9 million from $123.7 million in the third quarter of 2017;

•	Net income decreased 10% to $6.3 million from $7.0 million in the third quarter of 2017 primarily due to adjustments to contingent consideration liabilities related to acquisitions;

•
GAAP earnings per share results on a fully diluted basis decreased to $0.19 from $0.21 in the third quarter of 2017 primarily due to adjustments to contingent consideration liabilities related to acquisitions;

•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 21% to $0.41 from $0.34 in the third quarter of 2017; and

•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased to $19.5 million from $19.2 million in the third quarter of 2017.

“Solid performance across several key metrics resulted in strong services gross margin and profitability,” said Jeffrey Davis, chairman and CEO. “Those results, coupled with very strong third quarter bookings, enable us to raise our full-year earnings estimate and have us well-positioned for a great start to 2019.”

Other Highlights

Among other recent achievements, Perficient:

•
Broadened and deepened its digital marketing and marketing automation services capabilities with the acquisition of Elixiter, an award-winning $6 million annual revenue marketing consultancy, specializing in Marketo marketing automation services.

•	In September 2018, completed a private offering of $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023.

•
Was named the Red Hat Rising Star Partner of the Year, which recognizes Perficient for its demonstrated collaboration and investment within its Red Hat partnership to achieve success in bringing Red Hat technologies and services to customers.

•	Announced that its agency, Perficient Digital, received the 2018 Sitecore Experience Award for its best-in-class use of Sitecore as a Digital Experience Platform for its client Dignity Health.

•
Was cited as a “Strong Performer” in The Forrester WaveTM: Digital Process Automation Service Providers, Q3 2018 report. The report takes an in-depth look at 11 DPA service providers and details their strengths across strategy, design, technology, and change management.

•
Was named a Pivotal Systems Integrator Customer Impact Partner Award Winner, recognizing Perficient’s success in delivering complex, innovative solutions for customers on Pivotal’s cloud-native application platform, Pivotal Cloud Foundry® (PCF).

•
Added new customer relationships and follow-on projects with such leading companies as 7-Eleven, Ashley Furniture, Auto Club Group, AutoWeb, BCBS Michigan, Bunzl, Clayton Homes, ConEd, Equifax, Excellus BCBS of New York, Fleetcor, GameStop, GM Financial, Herbalife, Kaiser Permanente, Leggett and Platt, OG&E, PayPal, School Specialty, Inc., and Trinity Health.

Organization Announcement

Perficient Chief Operating Officer Kathy Henely is retiring and Vice President-Operations Tom Hogan has been appointed Chief Operating Officer. Ms. Henely will remain with Perficient for a period of time to ensure an appropriate transition of duties and responsibilities.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2018 revenue to be in the range of $125 million to $131 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.15 to $0.18. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.39 to $0.42.

Perficient is narrowing its previously provided full year 2018 revenue guidance range to $492 million to $498 million, adjusting its 2018 GAAP earnings per share guidance range to $0.66 to $0.69 as a result of transactional costs and additional amortization for the recent acquisition, and raising its 2018 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance range to $1.52 to $1.55.

Conference Call Details

Perficient will host a conference call regarding third quarter 2018 financial results today at 10 a.m. Eastern.

WHAT: Perficient Reports Third Quarter 2018 Results
WHEN: Thursday, Nov. 1, 2018, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 6067617
REPLAY TIMES: Thursday, Nov. 1, 2018, at 1 p.m. Eastern, through Thursday, Nov. 8, 2018 at 1 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 6067617

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Gold Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2018. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and in our other securities filings including our quarterly report on Form 10-Q for the quarter ended September 30, 2018, and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic uncertainty on our business;
(3) risks associated with potential changes to federal, state, local and foreign laws, regulations and policies;
(4)    risks associated with the operation of our business generally, including:

a)	client demand for our services and solutions;

b)	maintaining a balance of our supply of skills and resources with client demand;

c)	effectively competing in a highly competitive market;

d)	protecting our clients’ and our data and information;

e)	risks from international operations including fluctuations in exchange rates;

f)	changes to immigration policies;

g)	obtaining favorable pricing to reflect services provided;

h)	adapting to changes in technologies and offerings;

i)	risk of loss of one or more significant software vendors;

j)	making appropriate estimates and assumptions in connection with preparing our consolidated financial statements;

k)	maintaining effective internal controls; and

l)	changes to tax levels, audits, investigations, tax laws or their interpretation;
(5)    legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information;
(6)    risks associated with managing growth organically and through acquisitions;
(7) risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of such debt and the associated convertible note hedge transactions; and
(8)    the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Services	$122,879	$117,415	$363,986	$329,192
Software and hardware	1,054	6,323	2,686	22,591
Total revenues	123,933	123,738	366,672	351,783

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	77,688	74,677	233,427	210,812
Software and hardware costs	—	5,168	—	18,860
Stock compensation	1,495	1,294	4,577	4,046
Total cost of revenues	79,183	81,139	238,004	233,718

Selling, general and administrative	26,706	24,742	78,418	71,978
Stock compensation	2,616	2,330	7,527	6,906
Total selling, general and administrative	29,322	27,072	85,945	78,884

Depreciation	995	1,123	3,057	3,587
Amortization	4,009	3,936	12,029	11,098
Acquisition costs	497	(100)	1,337	1,283
Adjustment to fair value of contingent consideration	666	(389)	1,757	(828)
Income from operations	9,261	10,957	24,543	24,041

Net interest expense	831	440	1,718	1,444
Net other (income) expense	(6)	(15)	43	(84)
Income before income taxes	8,436	10,532	22,782	22,681
Provision for income taxes	2,131	3,505	5,699	10,535
Net income	$6,305	$7,027	$17,083	$12,146

Basic net income per share	$0.19	$0.22	$0.52	$0.37
Diluted net income per share	$0.19	$0.21	$0.50	$0.36

Shares used in computing basic net income per share	32,648	32,673	32,724	32,997
Shares used in computing diluted net income per share	33,645	33,991	33,846	34,085

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$44,947	$6,307
Accounts receivable, net	109,764	112,194
Prepaid expenses	4,303	4,470
Other current assets	2,212	6,237
Total current assets	161,226	129,208
Property and equipment, net	6,565	7,145
Goodwill	321,995	305,238
Intangible assets, net	49,821	51,066
Other non-current assets	9,662	6,403
Total assets	$549,269	$499,060
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,801	$23,196
Other current liabilities	44,172	38,077
Total current liabilities	54,973	61,273
Long-term debt, net	119,038	55,000
Other non-current liabilities	20,254	16,436
Total liabilities	194,265	132,709
Stockholders' equity:
Common stock	48	47
Additional paid-in capital	431,510	403,906
Accumulated other comprehensive loss	(2,837)	(1,822)
Treasury stock	(218,891)	(163,871)
Retained earnings	145,174	128,091
Total stockholders' equity	355,004	366,351
Total liabilities and stockholders' equity	$549,269	$499,060

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, the company bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discount is being amortized to interest expense over the period from the issuance date through the contractual maturity date of September 15, 2023. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Write-off of Unamortized Credit Facility Fees
Perficient entered into a new credit agreement during the second quarter of 2017. In connection with the new agreement, Perficient wrote off unamortized credit facility fees associated with the former credit agreement. Perficient believes that excluding this non-cash write-off from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company’s business performance.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating EBITDAS, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

Tax Impact of China Repatriation
During the second quarter of 2017, Perficient determined that as a result of changes in the business and macroeconomic environment, the foreign earnings of the company’s Chinese subsidiary were no longer permanently reinvested and may repatriate available earnings from time to time. A provision for the expected taxes on repatriation of these earnings was recorded in the amount of $2.5 million during the three and six months ended June 30, 2017. Perficient believes that excluding this incremental tax expense from its non-GAAP financial measures is useful to investors because this expense is infrequent and can cause comparison of current and historical financial results to be difficult.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net Income	$6,305	$7,027	$17,083	$12,146
Adjustments:
Provision for income taxes	2,131	3,505	5,699	10,535
Amortization	4,009	3,936	12,029	11,098
Acquisition costs	497	(100)	1,337	1,283
Adjustment to fair value of contingent consideration	666	(389)	1,757	(828)
Amortization of debt discounts and issuance costs	265	—	300	—
Write-off of unamortized credit facility fees	—	—	—	246
Stock compensation	4,111	3,624	12,104	10,952
Adjusted Net Income Before Tax	17,984	17,603	50,309	45,432
Adjusted income tax (1)	4,334	6,196	12,175	16,128
Adjusted Net Income	$13,650	$11,407	$38,134	$29,304

GAAP Earnings Per Share (diluted)	$0.19	$0.21	$0.50	$0.36
Adjusted Earnings Per Share (diluted)	$0.41	$0.34	$1.13	$0.86
Shares used in computing GAAP and Adjusted Earnings Per Share (diluted)	33,645	33,991	33,846	34,085

(1) The estimated adjusted effective tax rate of 24.1% and 35.2% for the three months ended September 30, 2018 and 2017, respectively, and 24.2% and 35.5% for the nine months ended September 30, 2018 and 2017, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes. The estimated adjusted effective tax rate for the three and nine months ended September 30, 2017 excludes the tax impact of the China repatriation.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net Income	$6,305	$7,027	$17,083	$12,146
Adjustments:
Income tax provision	2,131	3,505	5,699	10,535
Net interest expense	831	440	1,718	1,444
Net other (income) expense	(6)	(15)	43	(84)
Depreciation	995	1,123	3,057	3,587
Amortization	4,009	3,936	12,029	11,098
Acquisition costs	497	(100)	1,337	1,283
Adjustment to fair value of contingent consideration	666	(389)	1,757	(828)
Stock compensation	4,111	3,624	12,104	10,952
EBITDAS (1)	$19,539	$19,151	$54,827	$50,133

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)

	Q4 2018		Full Year 2018
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.15	$0.18	$0.66	$0.69
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.33	0.33	1.14	1.14
Tax effect of reconciling items	(0.09)	(0.09)	(0.28)	(0.28)
Adjusted EPS	$0.39	$0.42	$1.52	$1.55

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discounts and issuance costs, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by fully diluted shares. Perficient currently expects its Q4 2018 and full year 2018 GAAP effective income tax rate to be approximately 21% and 24%, respectively.